UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2006

LEGACY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

99 North Street, Pittsfield, Massachusetts 01201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (413) 443-4421

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

(1) On January 20, 2006, Legacy Bancorp, Inc. (the “Company”), the holding company for Legacy Banks, announced it expected to issue its 2005 year end earnings release on February 1, 2006. The Company will conduct a conference call at 3:00 p.m. Eastern Time on February 2, 2006 to discuss the results for the quarter and year ended December 31, 2005. Instructions on how to access the call are contained in the press release, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

(2) On January 20, 2006, Legacy Bancorp, Inc. (the “Company”) issued a press release announcing that its 2006 Annual Meeting of Shareholders will be held on Thursday, May 11, 2006 at 9:00 a.m. at the Cranwell Conference Center, 55 Lee Road, Lenox, Massachusetts. The press release, a copy of which is attached as Exhibit 99.2, is incorporated herein by reference.

Item 8.01 Other Events

On January 20, 2006, Legacy Bancorp, Inc. issued a press release announcing that its Employee Stock Ownership Plan (“ESOP”) completed the purchase of its shares. The ESOP purchased a total of 824,688 shares (8% of the shares issued in the initial public offering). The ESOP shares were acquired in open market purchases following the Company’s initial public offering. The press release, a copy of which is attached as Exhibit 99.2, is incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits

(c) Attached as Exhibit 99.1 and 99.2 are the press releases issued by the Company on January 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC

Date: January 20, 2006	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release issued by the Company on January 20, 2006.

99.2	Press release issued by the Company on January 20, 2006